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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE COMPANY



                                              State or Jurisdiction
       Subsidiaries                              of Incorporation
- -------------------------------           -----------------------------


After The Fall Products, Inc.                   Ohio
H.B. DeViney Company, Inc.                      Pennsylvania
The Dickinson Family, Inc.                      Ohio
Elsenham Quality Foods Limited                  England
Henry Jones Foods Pty. Ltd                      Victoria, Australia
Juice Creations Co.                             Ohio
Knudsen & Sons, Inc                             California
Mary Ellen's, Incorporated                      Ohio
Mrs. Smith's, Inc.                              Ohio
A.F. Murch Company                              Ohio
Santa Cruz Natural Incorporated                 California
Smucker Australia, Inc.                         Ohio
J.M. Smucker (Canada) Inc.                      Ontario, Canada
Smucker International, Ltd.                     U.S. Virgin Islands
Smucker Latin America, Inc.                     Ohio
J.M. Smucker de Mexico, S.A. de C.V.            Mexico
JMS Specialty Foods, Inc.                       Wisconsin
Smucker U.K., Inc.                              Ohio